EXHIBIT 10.2

AMENDMENT NO. 6 TO

CONTINGENT CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 6 TO CONTINGENT CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”) is entered into as of April 29, 2009, by and between Diedrich Coffee, Inc., a Delaware corporation (the “Company”), and Sequoia Enterprises, L.P., a California limited partnership (“Sequoia”), with reference to the following facts:

WHEREAS, the Company and Sequoia are parties to that certain Contingent Convertible Note Purchase Agreement, dated as of May 10, 2004, as amended (the “Note Purchase Agreement”); and

WHEREAS, the parties wish to extend the maturity date of the Note Purchase Agreement until March 31, 2010 on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Extension of Maturity Date. The definition of “Maturity Date” set forth in Section 1.1 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows (for the avoidance of doubt, the term “Maturity Date” used in the outstanding notes under the Note Purchase Agreement (the “Notes”) is hereby amended and restated to reflect the following amended and restated definition):

““Maturity Date” shall mean the earliest of (i) the date of consummation of a Change of Control transaction, (ii) the date Notes are declared due and payable by Lender upon an Event of Default, or (iii) March 31, 2010.”

2. Issuance of Warrant. In consideration of the extension of the maturity date of the Note Purchase Agreement, the Company is issuing to Sequoia a warrant, of even date herewith, to purchase 70,000 shares of common stock of the Company, exercisable on the terms and subject to the conditions set forth therein.

3. No Further Amendments. Except as expressly amended pursuant to Section 1, the remaining terms of the Note Purchase Agreement and the Notes shall remain in full force and effect in accordance with their terms, notwithstanding the execution and delivery of this Amendment.

4. Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of California, regardless of the laws or rules that might otherwise govern under applicable principles of conflicts of laws thereof.

5. Counterparts. This Amendment may be executed by facsimile or electronic transmission in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.

COMPANY: DIEDRICH COFFEE, INC.

By:	/s/ J. Russell Phillips
Name:	J. Russell Phillips
Title:	Chief Executive Officer

By:	/s/ Sean M. McCarthy
Name:	Sean M. McCarthy
Title:	Chief Financial Officer

SEQUOIA: SEQUOIA ENTERPRISES, L.P.

By:	/s/ Paul Heeschen
Name:	Paul Heeschen
Title:	General Partner

SIGNATURE PAGE

TO

AMENDMENT NO. 6